AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is dated as of February 5, 2009, and is by and among OMNIRELIANT HOLDINGS, INC., a corporation existing under the laws of Nevada (the “Purchaser”) OMNIRELIANT ACQUISITION SUB, INC., a corporation existing under the laws of Nevada and a wholly owned subsidiary of Purchaser (“Merger Sub”),   ABAZIAS, INC. a corporation existing under the laws of Delaware (“Parent”),  ABAZIAS, INC., a Nevada corporation and a wholly owned subsidiary of the Parent (Abazias NV), ABAZIAS.COM, INC., a corporation existing under the laws of Nevada and a wholly owned subsidiary of Abazias NV (the “Company”, and together with Parent, and Abazias NV “Seller”).

WITNESSETH< /font>:

WHEREAS, pursuant to that certain Stock Purchase Agreement by and among Purchaser, Abazias NV and Abazias.com, Inc. dated as of December 3, 2008 (the “Purchase Agreement”), Purchaser has agreed to acquire Abazias.com, Inc. upon the terms and subject to the conditions set forth therein;

WHEREAS, the parties hereto desire to amend the Purchase Agreement as more particularly set forth below;

WHEREAS, the board of directors of each of Purchaser, Merger Sub and the Parent has unanimously approved and declared advisable the acquisition of the Seller by Purchaser  by means of the merger of the Parent with and into Merger Sub upon the terms and subject to the conditions set forth herein and have approved and declared advisable this Amendment;

WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code")

NOW, THEREFORE, in consideration of the above premises, the mutual covenants and agreements stated herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows, to be effective as of the date hereof:

1. The definition of Seller in the Purchase Agreement is hereby amended to include Abazias NV and Parent.

2. Article I of the Purchase Agreement shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

“ARTICLE I

THE MERGER

1.1    The Merger (a)  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Parent and Merger Sub shall consummate a merger (the "Merger") pursuant to which (i) the Parent shall be merged with and into Merger Sub and the separate corporate existence of the Parent shall thereupon cease, (ii) Merger Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Nevada, and (iii) the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation."  The Merger shall have the effects set forth under the Laws of the State of Nevada.

(b)         The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation.

(c)         The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

1.2    Effective Time.  Subject to the provisions of this Agreement, on the Closing Date, the parties shall (i) file the appropriate Certificate of Merger in such form as is required by and executed in accordance with the relevant provisions of the Nevada Revised Statutes (“NRS”) and the Delaware General Corporation Law (“DGCL”) and (ii) make all other filings or recordings required under the NRS and DGCL.  The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Nevada and Delaware, or at such subsequent date or time as the Company and Merger Sub agree and specify in the Certificate of Merger (such time hereinafter referred to as the "Effective Time").

1.3    Directors and Officers of the Surviving Corporation.  The directors of the Parent immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Parent immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

1.4    Subsequent Actions.  If at any time after the Effective Time the Surviving Corporation shall determine, in its reasonable discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Parent or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.”

3.           Article II of the Purchase Agreement shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

“ARTICLE II

CONVERSION OF SECURITIES AND MERGER CONSIDERATION

2.1    Conversion of Parent Common Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Parent (“Parent Common Stock”), or of Merger Sub :

(a)         Each outstanding share of Merger Sub common stock shall remain outstanding and shall constitute the only issued and outstanding shares of common stock of the Surviving Corporation.

(b)         All shares of Parent Common Stock (the “Parent Shares”) that are owned by the Parent as treasury stock shall be cancelled and retired, and no consideration shall be delivered in exchange therefor.

(c)         Each outstanding Parent Share, (other than Parent Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall be converted into the right to receive, and shall be exchangeable for the merger consideration identified in Section 2.2 hereafter.   At the Effective Time, all Parent Shares converted into the right to receive the Merger Consideration pursuant to this Section 2.1(c) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (or, in the case of uncertificated Parent Shares, evidence of such Parent Shares in book-entry form) which immediately prior to the Effective Time represented any such Parent Shares (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.  Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the shares of outstanding Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, then the Merger Consideration shall be appropriately adjusted to reflect such action.

(d)         Dissenting Shares.

(i)                 Parent Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders who have not voted in favor of or consented to the Merger and who are entitled to demand and have properly demanded their rights to be paid the fair value of such Shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be cancelled and converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such stockholder of the Company shall fail to perfect or shall effectively waive, withdraw or lose such stockholder's rights under Section 262 of the DGCL, such stockholder's Dissenting Shares in respect of which the stockholder would otherwise be entitled to receive fair value under Section 262 of the DGCL shall thereupon be deemed to have been cancelled, at the Effective Time, and the holder thereof shall be entitled to receive the Merger Consideration (payable without any interest thereon) as compensation for such cancellation.

(ii)                 The Parent shall give Purchaser (A) prompt notice of any notice received by the Parent of intent to demand the fair value of any Shares, withdrawals of such notices and any other instruments or notices served pursuant to Section 262 of the DGCL and (B) the opportunity to direct all negotiations and proceedings with respect to the exercise of appraisal rights under Section 262 of the DGCL.  The Parent shall not, except with the prior written consent of Purchaser or as otherwise required by an order of a governmental body of competent jurisdiction, (x) make any payment or other commitment with respect to any such exercise of appraisal rights, (y) offer to settle or settle any such rights or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

2.2           Merger Consideration.

 (a)           The Merger Consideration, consisting of the total purchase price payable to the shareholders of the Parent in connection with the acquisition by merger of Parent, shall be delivered and shall consist exclusively of 13,001,000 newly issued shares of Series E Zero Coupon Convertible Preferred Stock, of Purchaser (the "Preferred Stock").  The Preferred Stock shall be convertible into shares of common stock of Purchaser in accordance with the terms of, and the Preferred Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Preferred Stock (the "Certificate Of Designation"), a true and correct copy of which is attached hereto and made a part hereof as Exhibit A.

(b)           The Merger Consideration shall be allocated among the Parent’s stockholders in the proportion of their share ownership of the outstanding shares of the Parent immediately prior to the Closing Date.
It is intended that the delivery of the Merger Consideration shall qualify as a tax-free exchange under the Code.

(c)           The Preferred Stock to be delivered at the Closing shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances.

2.3           Exchange of Certificates.

(a)           Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish to the reasonable satisfaction of Purchaser that such Taxes have been paid or are not applicable. Until surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

(b)         No Further Ownership Rights in Shares.  The Merger Consideration in accordance with the terms of this Article shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates.  At the close of business on the day on which the Effective Time occurs, the share transfer books of the Parent shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the Parent Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be cancelled against delivery of and exchanged as provided in this Article.

(c)         No Fractional Shares.  No fraction of a share of Preferred Stock will be issued by virtue of the Agreement, but in lieu thereof each holder of shares of Parent Common Stock who would otherwise be entitled to receive a fraction of a share of Preferred Stock (after aggregating all fractional shares of Preferred Stock that otherwise would be received by such holder) shall receive from Purchaser one additional share of Preferred Stock.

4.           Section 3.1 of the Purchase Agreement shall be shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

“3.1           Closing Date.

Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof, the closing of the Merger and the other transactions contemplated by this Agreement shall take place on such date as the Seller and the Purchaser may designate (the “Closing Date”).”

5.           In Section 3.3 of the Purchase Agreement, the phrase “purchase of the Shares” shall be deleted and replaced by “Merger and the other transactions contemplated”.

6.           Section 4.3 of the Purchase Agreement shall be shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

“4.3           Capital Stock

(a)           The Company’s authorized capital stock consists of 1000 shares of Common Stock, $0.001 par value per share, of which 1000 shares have been issued to Abazias NV (the “Company Shares”).  All of the Company Shares are duly authorized, validly issued, fully paid and non-assessable.

(b)           Abazias NV is the lawful record and beneficial owners of all the Company Shares, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, except as set forth in Schedule 4.3, and has, or will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

(c)           The Parent is the lawful record and beneficial owner of all of the issued and outstanding capital stock of Abazias NV, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, except as set forth in Schedule 4.3, and has, or will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

(d)           There are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Parent, Abazias NV or the Company are or may become obligated to issue, assign or transfer any shares of capital stock of the Parent, Abazias NV or the Company except as set forth in Schedule 4.3.”

7.           The defined term "Company" in Sections 4.8 and 4.9 of the Purchase Agreement shall be replaced with Abazias, Inc. a Delaware corporation ("Parent").

8.           In Section 4.8(c), the phrase “except for the Loan” shall be deleted.

9.           In Section 4.11, the phrase “and the Loan” shall be deleted.

10.           In Section 4.17, the phrase “transfer of the Shares” shall be deleted and replaced by “Merger”.

11.           In Section 4.28, the phrase “sale of the Shares by Seller” shall be deleted and replaced by “Merger”.

12.           In Section 5.3, the phrase “acquisition of the Shares by Purchaser” shall be deleted and replaced by “Merger”.

13.           Section 5.7 of the Purchase Agreement shall be shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“5.7           Reserved.”

14.           In Section 5.10, the word “Seller” shall be deleted and replaced by “shareholders of the Parent”.

15.           In Section 6.1(a), the phrase “issuance of the Shares and the Preferred Stock” shall be deleted and replaced by “Merger and the issuance of the Preferred Stock”.

16.           Section 6.1(b) of the Purchase Agreement shall be shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“(b)           As promptly as practicable after the effective date of the S-4, the Joint Proxy Statement/Prospectus shall be mailed to the stockholders of the Seller. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus to comply as to form and substance with respect to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the OTCBB. As promptly as practicable after the date of this Agreement, the Seller will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the transactions contemplated by this Agreement (the “Other Filings”). Each of the Seller and Purchaser will notify the other promptly upon the receipt of any (i) comments from the SEC or its staff or any other government officials, (ii) notice that the S-4 has become effective, (iii) the issuance of any stop order, or (iv) request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Joint Proxy Statement/Prospectus or any Other Filing or for additional information and, except as may be prohibited by any Governmental Entity, will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Joint Proxy Statement/Prospectus, the Agreement or any Other Filing.  Each of the Seller and Purchaser will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1(b) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.”

17.           Section 6.1(c) of the Purchase Agreement shall be shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“(c)           Each of Seller and the Purchaser shall promptly inform the others of any event which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the S-4 or any Other Filing and each of Seller and the Purchaser shall amend or supplement the Joint Proxy Statement/Prospectus to the extent required by law to do so. No amendment or supplement to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of Seller, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, or of any request by the SEC for an amendment of the Joint Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.”

18.           Section 7.1(f) of the Purchase Agreement shall be shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“(f)           Reserved.”

19.           Section 8.1(a) of the Purchase Agreement shall be shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“(a)           Reserved.”

20.             Section 8.2(a) of the Purchase Agreement shall be shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“(a)           the Preferred Stock (provided that the Preferred Stock may be delivered within three (3) business days of the Closing Date; provided, however, if the Preferred Stock is not delivered at Closing, the Purchaser shall deliver irrevocable instructions to the Purchaser’s Transfer Agent to deliver the Preferred Stock as required under this Agreement);”

21.           Exhibit B to the Purchase Agreement shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“Exhibit B Reserved”

22.           Schedule 1.1 to the Purchase Agreement shall be deleted in its entirety and replaced with the following which shall be inserted in lieu thereof:

“Schedule 1.1 Reserved”

23.           Full Force and Effect.  Except as modified herein, the terms of the Purchase Agreement shall continue in full force and effect.

24.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment.  A signature delivered by facsimile shall constitute an original.

25.           Governing Law.  This Amendment shall be governed in accordance with the laws of the State of New York, without reference to the conflict or choice of laws principles thereof.

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IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment on their behalf as of the date first above written.

OMNIRELIANT HOLDINGS, INC.

By:	/s/ Paul Morrison
Paul Morrison
Chief Executive Officer

OMNIRELIANT ACQUISITION SUB, INC.

By:	/s/ Paul Morrison
Paul Morrison
Chief Executive Officer

ABAZIAS.COM, INC.

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

ABAZIAS, INC. a Delaware corporation

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer

ABAZIAS, INC. a Nevada corporation

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
Chief Executive Officer